EXHIBIT 16.1

February 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  New Millennium Media International, Inc. Current Report on Form 8-K

Dear Sir/Madam:

We have read Item 4 of the Current Report on Form 8-K, dated February 4, 2003 of New Millennium Media International, Inc. and are in agreement with the statements contained in paragraph (a) and (b)(ii) therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                        Very truly yours,

                                        Richard J. Fuller, C.P.A., P.A.


                                        By: /s/_____________________
                                            Richard J. Fuller

cc:  John "JT" Thatch CEO/President,
     New Millennium Media International, Inc.